Exhibit 99.1

Investor and Press Contact:
Scott Gerard
212-645-4500
Investorrelations@guideline.com

Guideline, Inc. Reports Preliminary First Quarter Results

New York, New York, April 26, 2007— Guideline, Inc. (OTCBB: GDLN), the nation’s only single-source provider of custom business research, announced preliminary, summarized operating performance for the first quarter ended March 31, 2007 in response to recent inquiries regarding the recent decline in the Company’s stock price.

Consolidated revenues for the quarter are expected to be in the range of $12.6 million to $13.0 million. This compares to reported revenues in the first quarter of 2006 of $11,256,000, and revenues in the fourth quarter of 2006 of $11,614,000. Adjusted EBITDA*, exclusive of stock compensation expense, is expected to exceed the $1,133,000 in the prior year’s first quarter, and the $652,000 in the fourth quarter of 2006.

These results are preliminary as the Company’s auditors have not completed their quarterly review.

“While announcing preliminary results is not customary for the Company, and should not be considered a precedent, I felt it was important to provide a perspective to those that are concerned that our recent stock performance is related to our recent and prospective operating performance,” David Walke, Chairman and CEO, commented.

“Indeed, I am very pleased with the progress we continue to report”, Mr. Walke continued. “Overall, we had organic growth in revenues during the quarter, highlighted by record performance of our Custom Market Research Business, and a third consecutive quarter of positive net gain in our On-Demand annualized retainer base.”

“We are equally pleased with the EBITDA* performance in the quarter, particularly in light of the significantly increased costs of our Corporate Sales department year-over-year as it has ramped up. I am also pleased to report that this expanded sales force once again exceeded its bookings quota for the quarter,” Mr. Walke said.

Guideline expects to formally report its first quarter results on or about May 15, 2007.

*We believe EBITDA and Adjusted EBITDA, which are defined as net income (loss) before interest, income taxes, and depreciation and amortization and net income (loss) before interest, income taxes, and depreciation and amortization and other non-recurring charges, respectively, are useful measures to investors, allowing them to focus on our recurring results of operations, and are common alternatives to measuring operating performance used by investors and financial analysts to measure value, cash flow and performance. Also, our credit facility, which contains a term note totaling $4,500,000, maturing in 2010, and a revolving loan facility totaling $4,500,000, includes financial and other covenants which are based on or refer to EBITDA and Adjusted EBITDA. The non-GAAP financial measures described above should be considered in addition to, but not as a substitute for, other measures of financial performance prepared in accordance with GAAP.

About Guideline, Inc.

Guideline, Inc. (OTC Bulletin Board: GDLN) is the nation's only single-source provider of customized business research and analysis. Through its end-to-end continuum of On-Demand Business Research, Custom Market Research, Strategic Intelligence, and Product Development Intelligence. Guideline's research analysts create integrated solutions that enable clients to make informed decisions to address their critical business needs. Guideline specializes in nearly all major industries, including media and entertainment, healthcare and pharmaceuticals, financial and business services and consumer products. Guideline, Inc. is located at 625 Avenue of the Americas, New York, N.Y. 10011. More information is available by calling 212-645-4500 or visiting www.guideline.com.

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Forward-Looking Statements

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the outlook for the Company’s markets and the demand for its products and services, earnings per share, cash flows from operations, future revenues and margin requirement and expansion, growth of our annual retainer business, benefits of our strategies and initiatives, the success of new products and services introductions, growth in costs and expenses and the impact of acquisitions, divestitures, restructurings and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.